Schedule of Executives
              Party to Executive Severance Compensation Agreements

Kevern R. Joyce
Jack V. Chambers
Manjit S. Cheema
Ralph S. Johnson
John P. Edwards
Larry Dillon
Melissa Davis
Allan Davis
Dennis R. Cash
Michael D. Blanchard
Paul W. Talbot
Patrick Bridges
Scott Forbes
Mark Coulson
Robert Castillo
W. Douglas Hobbs
John Montgomery